As filed with the Securities and Exchange Commission on August 1, 2003
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Indus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other jurisdiction of incorporation or organization)	94-3273443 (I.R.S. Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, GA 30339
(770) 989-4300
(Address, including zip code, of Principal Executive Offices)

Indus International, Inc. 2003 Employee Stock Purchase Plan
(Full title of the plan)

Adam V. Battani
General Counsel
Indus International, Inc.
3301 Windy Ridge Parkway
Atlanta, GA 30339
(770) 952-8444
(Name and address of agent for service)

Copy to:
William Scott Ortwein
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street, NW
Atlanta, GA 30309-3424
(404) 881- 7936

_________________________

CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share	price	registration fee

Common Stock	2,500,000 (1)	$2.32 (2)	$5,800,000	$469.22

SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8
EX-5 OPINION OF ALSTON & BIRD LLP
EX-23.2 CONSENT OF ERNST & YOUNG LLP

(1)	Amount to be registered includes any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Plan.

(2)	Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low price of the Registrant’s Common Stock reported on the Nasdaq National Market on July 29, 2003.

PART I  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

      (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Gary Frazier, Indus International, Inc., 3301 Windy Ridge Parkway, Atlanta, Georgia 30339.

PART II  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

(3)	The description of the Common Stock contained in the Registrant’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

      All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold of that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities. Not Applicable.

Item 5.   Interests of Named Experts and Counsel. Not Applicable.

Item 6. Indemnification of Directors and Officers

      The Registrant’s Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant could have the power to indemnify him or her against such liability under the Delaware General Corporation Law. The Registrant currently has secured such insurance on behalf of its officers and directors.

Item 7.   Exemption from Registration Claimed. Not Applicable.

Item 8.   Exhibits

Exhibit Number	Description

5	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included on signature page)
99	Indus International 2003 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Commission on July 1, 2003)

Item 9.   Undertakings

      (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 30th day of July, 2003.

Indus International, Inc.

By:	/s/ Thomas R. Madison, Jr. Thomas R. Madison, Jr. Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Madison, Jr. and Jeffrey A. Babka, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 30, 2003.

Signatures	Title

/s/ Thomas R. Madison, Jr. Thomas R. Madison, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey A. Babka Jeffrey A. Babka	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gayle Crowell Gayle Crowell	Director

/s/ Edward Grzedzinski Edward Grzedzinski	Director

/s/ William H. Janeway William H. Janeway	Director

Signatures	Title

/s/ C. Frederick Lane C. Frederick Lane	Director

/s/ Douglas S. Massingill Douglas S. Massingill	Director

/s/ Thomas E. Timbie Thomas E. Timbie	Director

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

5	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included on signature page)
99	Indus International 2003 Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on July 1, 2003)